EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-41752, 33-43045, 33-50654, 33-58892, 33-96320, 333-41393, 333-41401, 333-41403, 333-80559, 333-80571, 333-98035, 333-101239 and 333-122962 on Form S-8 and Registration Statement No. 333-133724 on Form S-3 of our reports dated February 13, 2007, relating to the consolidated financial statements of Progress Software Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for share-based payments upon the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, effective December 1, 2005) and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Progress Software Corporation for the year ended November 30, 2006.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 13, 2007